GOLDEN MATRIX GROUP, INC. & RIDER CAPITAL, INC.
CANCELLATION AND RELEASE AGREEMENT

THIS CANCELLATION AND RELEASE AGREEMENT (“Agreement”), is entered into this 25th day of May 2016, by and between Golden Matrix Group, Inc. (formerly known as Source Gold Corp.), (“GMGI”, “Company”), and Rider Capital, Inc. (“Rider”).

WHEREAS, GMGI currently owes Eight Hundred Two Thousand Twelve Dollars ($802,012) to Rider pursuant to numerous Convertible Notes, as described below.  The Convertible Notes have conversion features and carry interest rates from 8% to 12% per year.

WHEREAS, on or around February 22, 2016, GMGI entered into an Asset Purchase Agreement and a subsequent change of management took place.

WHEREAS, the Company is in the early stages of restructuring, changing the direction of the business the Company is engaged in, and moving the Company forward in a positive manner.

WHEREAS, the Board of Directors of the Company feels it to be in the best interest of the Company and the Shareholders to reduce the outstanding debt of the Company incurred by the previous management.

WHEREAS, on May 25, 2016, Rider agreed to cancel all of the Convertible Notes listed on below and to release any remaining obligation the Company may have to Rider pursuant to those Convertible Notes listed below.

THEREFORE, it is hereby agreed by both the Company, and Rider, that the outstanding Notes, with principal and interest totaling $802,012, and owed to Rider pursuant to the Convertible Notes listed below, by the Company, shall be cancelled, and no further obligations of the Company, under the Notes listed below, are contemplated.

RIDER CAPITAL, INC	#	($) Amount	Origination Date	(%) Interest Rate	($) Total Principal & Interest
Rider Capital	53	150,000	11/1/15	12.00%	165,682
Rider Capital	54	75,000	11/1/15	12.00%	82,841
Rider Capital	55	75,000	11/1/15	12.00%	82,841
Rider Capital	56	75,000	11/1/15	12.00%	82,841
Rider Capital	57	140,000	11/1/15	12.00%	154,637
Rider Capital	62	150,000	11/1/15	8.00%	156,444
Rider Capital	67	75,000	1/31/16	8.00%	76,726
TOTAL					802,012

FURTHER, it is agreed by both the Company and Rider that Rider shall release all future claims to subsequent conversions of the Notes listed above, the Company will have no further obligation to Rider under those Convertible Notes, and Rider shall be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Notes.

The undersigned do hereby acknowledge receipt, review, understanding and agreement with this Cancellation and Release Agreement.

/s/Anthony Goodman                      May 26, 2016
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Anthony Goodman, President                                                                  Date
Golden Matrix Group, Inc.

/s/Jon Fullenkamp                    May 26, 2016
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Jon Fullenkamp, President                                                                          Date
Rider Capital, Inc.